- 1 - PROLOGIS NET LEASE PLD Property ID: [lax10001] [CA] THIS LEASE is made between Landlord and Tenant as of the Effective Date below. 1. General Defined Terms. a) Effective Date: July ________, 2024 b) Landlord: Starboard Distribution Center, LLC, a Delaware limited liability company c) Landlord Notice Address: Prologis 17777 Center Court Dr. N., Suite 100 Cerritos, California 90703 Attn: Market Officer With copy to: Prologis 1800 Wazee Street Suite 500 Denver, CO 80202 Attn: General Counsel d) Tenant: Virco Mfg. Corporation, a Delaware corporation e) Tenant Notice Address: 2027 Harpers Way Torrance, CA 90501 Attn: Robert Dose Phone: 310.533.0474 Email: robertdose@virco.com With copy to: Gibson, Dunn & Crutcher LLP 2029 Century Park East Suite 4000 Los Angeles, CA 90067 Attn: Jesse Sharf Phone: 310.552.8512 Email:JSharf@gibsondunn. com f) Premises: The entire interior area of the Building containing approximately 559,000 rentable square feet as shown on Exhibit A. Tenant shall also have a right to use the Common Areas, as defined below. As used herein, the “Solar Roof”, means the roof that is outlined in red on Exhibit A. As used herein, the “Non-Solar Roof” means the entirety of the roof of the Building, excepting the Solar Roof. The Non-Solar Roof and Solar Roof shall be collectively referred to as, the “Roof”. g) Building: Prologis Torrance Distribution Center 2 2027 Harpers Way Torrance, CA 90501 h) Project: Prologis Torrance Distribution Center i) Tenant’s Proportionate Share of Building: 100.00% of the 559,000 square foot Building j) Tenant’s Proportionate Share of Project: 100.00% of the 559,000 square foot Project k) Lease Term: Beginning on the Commencement Date and ending on the day which is sixty-five (65) full calendar months following the Commencement Date (the “Expiration Date”), and if properly exercised pursuant to Exhibit D, the Extension Term. l) Commencement Date: 05/01/2025 m) Monthly Base Rent: Period Monthly Base Rent 05/01/2025 - 09/30/2025 (“Abatement Period”) 1* USD$0.00 10/01/2025 - 04/30/2026 USD$726,700.00 05/01/2026 - 04/30/2027 USD$752,134.50 05/01/2027 - 04/30/2028 USD$778,459.21 05/01/2028 - 04/30/2029 USD$805,705.28 05/01/2029 - 04/30/2030 USD$833,904.96 05/01/2030 - 09/30/2030 USD$863,091.64 Exhibit 10.1

1 Monthly Base Rent of USD$726,700.00 is abated for the Abatement Period.*

Operating Expenses will be due during the Abatement Period (and all other periods as provided in this Lease).

n) **Initial Estimated Monthly Operating Expenses:**	Taxes:	USD$56,626.70
	Common Area Expenses:	USD$27,853.59
	Insurance:	USD$18,055.70
	Amortized CAM Recoveries (ACR):	USD$5,181.00
	Management Fee:	USD$25,043.20
	Total:	**USD$132,760.19**

o) **Security Deposit:**	USD$925,000.00 in the form of Cash, subject to Paragraph 7
p) **Landlord Broker:**	The Klabin Company – Frank Schulz
q) **Tenant Broker:**	The Klabin Company - David Prior and Todd Taugner
r) **Guarantor:**	None
s) **Exhibits:**	Exhibit A - Site Plan
	Exhibit B - Project Rules and Regulations
	Exhibit C - HVAC Maintenance Contract
	Exhibit D - One Renewal Option at Market (Baseball Arbitration)
	Exhibit E - Permitted Use and Storage of Hazardous Materials
	Exhibit F - Tenant's Surrender Obligations

2. Granting Clause. In consideration for performance of Tenant's obligations under this Lease, Landlord leases to Tenant, and Tenant leases from Landlord the Premises for the Lease Term, and Landlord grants to Tenant the non-exclusive right to use the Common Areas for the Lease Term, all subject to the provisions of this Lease. Each party represents and warrants to the other that the individual executing this Lease on behalf of such party is authorized to do so, and that such party has taken all necessary actions for this Lease to be binding and enforceable. "**Common Areas**" shall mean all areas of the Project provided by Landlord for the common use or benefit of the tenants of the Project and their employees, agents, and other invitees, including, without limitation: all parking areas, trash areas, sidewalks, lighting facilities, pedestrian walkways, landscaped areas, driveways and access roads, entrances and exits. Tenant and its employees and business invitees shall be entitled to the non-exclusive use of the Common Areas during the Lease Term, in common with Landlord and with other persons authorized by Landlord from time to time to use the Common Areas, subject to the Rules and Regulations.

3. Acceptance of Premises. Tenant accepts the Premises in its "as-is" condition as of the Commencement Date. Tenant waives any implied warranty that the Premises is suitable for Tenant's intended purposes. Occupation of the Premises by Tenant prior to the Commencement Date shall be subject to all obligations of Tenant under this Lease except for the payment of Monthly Base Rent and Operating Expenses.

4. Use. The Premises shall be used only for the purposes of manufacturing, fabricating, product assembly, and warehousing, including all processes and support functions related thereto; receiving, storing, distributing, and selling products; a showroom; office use and for other incidental lawful uses (collectively, the "Permitted Use"). Tenant shall not conduct any public sale at the Premises, use the Premises as a place of public accommodation under the Americans With Disabilities Act or any other Legal Requirements, or permit any nuisance at the Premises. Tenant shall use the Premises for the Permitted Use in accordance with any applicable federal, state, and local laws, orders, judgments, ordinances, regulations, codes, permits, licenses, covenants, and restrictions now or hereafter applicable to the Premises (collectively, "**Legal Requirements**"). Tenant shall, at its expense, make any alterations or modifications to the Premises or Project that are required by Legal Requirements due to Tenant's specific use or occupation of the Premises.

5. Base Rent. Upon execution of this Lease, Tenant shall pay to Landlord the first payment of Monthly Operating Expenses (hereinafter defined) payable under the Lease, and after the expiration of the Abatement Period, Tenant shall to Landlord the first payment of Monthly Base Rent and the Monthly Operating Expenses in advance, without demand, no later than the first day of each calendar month following the Commencement Date (prorated for any fractional calendar month). Tenant shall make all payments to Landlord (or to such other party or at such location as Landlord may from time to time specify in writing) by Electronic Fund Transfer or Automated Clearing House. Tenant's payment obligations and Landlord's obligations under this Lease are independent obligations. Tenant shall not abate, reduce, or set-off any amounts payable except as may be expressly provided in this Lease. Without limiting Landlord's other rights and remedies, if Tenant is delinquent in any payment due for more than 7 calendar days, Tenant shall pay to Landlord on demand as a late charge, and not a penalty, eight percent (8%) of the amount that was due on the due date.

6. Operating Expenses.

a. During each month of the Lease Term, on the same date that Base Rent is due, Tenant shall pay Landlord an amount equal to 1/12 of the annual cost, as estimated by Landlord from time to time, of Tenant's

- 2 -

- 3 - Proportionate Share (hereinafter defined) of Operating Expenses for the Project or Building (the “Monthly Operating Expenses”). Payments for any fractional calendar month shall be prorated based on the actual number of days in such month. The term "Operating Expenses" means all costs and expenses incurred by Landlord, without duplication, with respect to the ownership, maintenance, and operation of the Building, consisting of, but not limited to costs of: (i) Taxes (hereinafter defined) and reasonable fees payable to tax consultants and attorneys for consultation and contesting Taxes; (ii) the actual cost of any insurance applicable to the Building carried by the Landlord calculated on an annual basis and a deductible for all risk property insurance not to exceed $100,000; (iii) fire sprinklers and fire protection systems, exterior lighting and any portions of the electrical, mechanical and building systems that are the Landlord’s obligation under this Lease; (iv) maintenance, repair and replacement of all portions of the Building, Premises, and Project, only to the extent that Landlord actually maintains, repairs, or replaces, including, paving and parking areas, roads, alleys, and driveways, mowing, landscaping, snow removal, and non-structural components of exterior walls; (v) exterior painting, gutters, and flashing; (vi) subject to Section 11 and Section 12, the normal, routine, and customary maintenance, repair and replacement of the Roof (including the roof membrane), provided that such expenses do not include those expenses attributable to the installation, existence or removal of any solar panels and equipment on the Solar Roof (for example, and not in limitation, such that expenses for the Solar Roof would be no different than those for the Non-Solar Roof), (vii) any capital repairs and replacements of all portions of the Building and Premises, including the HVAC (as hereinafter defined), amortized on a straight line basis over a period equal to their useful life according to federal income tax regulations and guidelines for depreciation thereof as determined by generally accepted accounting principles (“GAAP”), and any amounts paid to contractors and subcontractors for work or services performed in connection with any of the foregoing; (viii) charges or assessments of any association to which the Project is subject; (ix) a property management or administration fee payable to a property manager, including Landlord, or any affiliate of Landlord, not to exceed three (3%) percent of gross receipts due and payable by Tenant to Landlord under this Lease; security services, if any; trash collection, sweeping and debris removal; and (x) additions or alterations made by Landlord to the Project or the Building in order to comply with Legal Requirements (other than those expressly required herein to be made by Tenant) or that are appropriate to the continued operation of the Project or the Building as an industrial/warehouse facility in the market area of Torrance, California, provided that the cost of additions or alterations that are required to be capitalized for federal income tax purposes shall be amortized on a straight line basis over a period equal to the useful life thereof as determined GAAP. With respect to clause (iii) above, Landlord represents that, as of the Effective Date, there are no charges for utilities with respect to the Common Areas that would be considered an Operating Expense. With respect to clause (viii) above, Landlord represents that, as of the Effective Date, there are no charges or assessments of any association to which the Project is subject, and that there is no association to which the Project is subject. b. Notwithstanding the foregoing, Operating Expenses do not include (i) costs, expenses, depreciation or amortization for capital repairs and capital replacements required to be made by Landlord under Section 11 of this Lease; (ii) interest or principal payments under any mortgages or indebtedness of Landlord; (iii) ground rent and related payments in connection with Landlord’s ground lease (if any); (iv) costs of restoration, repair or other work occasioned by fire, wind, the elements, or other casualty where either of the following are also true (aa) payable (whether paid or not) by insurance required to be carried by Landlord under this Lease, or (bb) otherwise paid by insurance then in effect obtained by Landlord; (v) leasing commissions; (vi) any property management or other management fee that is not expressly permitted under Section 6(a) above; (vii) any deductions for depreciation allowance or expense (except for depreciation of capital repairs, replacements, improvements and equipment specifically included within the definition of Operating Expenses) and any reserves beyond the reconciliation period; (viii) expenses which are solely for the benefit of Landlord and not applicable to the Project or Building, (ix) costs of curing Landlord’s violation of Legal Requirements; (x) any fines, costs, late charges, liquidated damages, penalties, tax penalties, or related interest charges to the extent imposed as a result of a failure to timely make payments by Landlord or Landlord's managing agent; (xi) charitable or political contributions; (xii) except with respect to the management and administrative fees expressly permitted as part of Operating Expenses: wages, salaries, fees, fringe benefits, and any other forms of compensation paid or provided to any executive or other employee of Landlord or Landlord's managing entities or partners above the grade of property manager, as such term is commonly understood in the property management industry, or for any corporate overhead for Landlord or Landlord’s managing agent; (xiii) costs incurred by Landlord resulting from Landlord's adjudicated negligence or willful tort, or Landlord's indemnification of Tenant pursuant to the provisions of this Lease; and (ix) the costs incurred for the installation, maintenance, repair, and replacements of any solar equipment installed on the Solar Roof (including to the extent the same affects the roof membrane) and the structural soundness of the Solar Roof. In no event shall Landlord be entitled to reimbursement from Tenant for Operating Expenses in excess of one hundred percent (100%) of the costs actually paid or incurred by landlord in any applicable calendar year. c. Landlord shall deliver to Tenant within one hundred twenty (120) days after the expiration of each calendar year or as soon thereafter as practicable (with supplementary information, including without limitation any invoices or statements, being sent to Tenant promptly at any time during the calendar year, after any component of the Landlord’s estimate of Operating Expenses set forth in Section 1 and Section 6 of the Lease materially increases), a reasonably detailed statement showing Tenant’s Proportionate Share of Operating Expenses actually incurred during the preceding year (which statement shall include, to the extent actually in the possession or reasonable control of Landlord, invoices for Landlord’s insurance premiums,

- 4 - Taxes, utility services upon a transfer of Tenant’s utility accounts pursuant to Section 8 below, and non- recurring expenses that were not anticipated by Landlord in its preparation of its estimates for Monthly Operating Expenses) (such statement being the “Landlord’s Operating Expenses Statement”). If Tenant's total payments of Operating Expenses for any year are less than Tenant's Proportionate Share of actual Operating Expenses for such year as set forth in Landlord’s Operating Expenses Statement, then Tenant shall pay the difference to Landlord within thirty (30) days after receipt of Landlord’s Operating Expense Statement. If Tenant’s payments under this Section 6.c. during the preceding year exceed the amount paid by Tenant as indicated on the Landlord’s Operating Expenses Statement, then Landlord shall either, at Landlord’s option, retain such excess and credit it against Tenant's next payments or pay such refund to Tenant, except that during the last calendar year of the Lease Term or the Extension Term, Landlord shall refund any such excess within 30 days following the termination of the Lease Term or the Extension Term, provided that Tenant is not in default of its obligations under this Lease beyond any applicable notice and cure periods. Any payment required to be paid by Landlord after the expiration or earlier termination of the Lease shall be delivered to the most recent address Tenant has provided to Landlord, and if undeliverable, Landlord agrees to promptly notify Tenant by e-mail pursuant to Section 1.e. of this Lease to afford Tenant with an opportunity to provide Landlord with the correct address of Tenant. The estimated Operating Expenses for the Premises set forth in Section 1 of this Lease are only estimates, and Landlord makes no guaranty or warranty that such estimates will be accurate. d. Landlord shall keep and maintain reasonably complete, legible and accurate records and invoices pertaining to Operating Expenses for a period of two (2) years from the date such Operating Expenses are incurred. Provided (x) no Event of Default exists under this Lease, (y) no payments of Base Rent, Operating Expenses, or other amounts due under the Lease are outstanding, and (z) Tenant has a reasonable belief that the Invoice and Report contain an error to the detriment of Tenant, Tenant, at its sole cost and expense, shall have the right to examine property invoices and backup records evidencing such costs and expenses as provided in the Landlord’s Operating Expenses Statement which Tenant believes to be in error as more specifically provided herein. Such review of Landlord’s property invoices and records may occur not more than once per year. Tenant’s examination of Landlord’s property invoices and records shall occur at Landlord’s local market office during reasonable business hours. Tenant shall have the right to hire, on a non-contingent basis, any professional internal or third party auditor that shall also have access to Landlord’s backup records and invoices for the purposes of Tenant’s examination. Landlord agrees to make the property invoices and backup records pertaining to those items which Tenant reasonably believes to be in error, a copier and conference room available to Tenant for a period not to exceed ten (10) business days to examine such property invoices and records. In the event Tenant desires to exercise the foregoing right, Tenant shall deliver written notice of Tenant’s intent to review the property invoices and backup records, and shall identify the item(s) contained in the Landlord’s Operating Expenses Statement which Tenant believes to be in error, no later than forty-five (45) days following Tenant’s receipt of the Landlord’s Operating Expenses Statement. Time is of the essence with regards to the delivery of such notice. Upon Landlord’s receipt of Tenant’s notice, Landlord and Tenant shall work in good faith to schedule a time and date for such property invoice and backup records examination which shall be acceptable to both parties. In the event that Tenant accurately determines that the Landlord’s Operating Expenses Statement contain an error to the detriment of Tenant, Landlord shall immediately provide a revised Landlord’s Operating Expenses Statement to Tenant. If Tenant has already paid the Landlord’s Operating Expenses Statement, Landlord will provide a credit against Tenant’s obligations to pay Base Rent the amount overpaid by Tenant. Tenant shall keep any information gained from such examination confidential and shall not disclose it to any other party, except (i) as required by law or (ii) to Tenant’s attorneys, accountants, employees, agents, partners, members, officers, directors, or representatives on a need to know only basis provided that such persons agree to keep such information confidential. If requested by Landlord, Tenant shall be required to sign a confidentiality agreement as a condition of Landlord making Landlord’s invoices and backup records available for inspection. Notwithstanding anything contained herein to the contrary, in no event shall Tenant retain any person paid on a contingency fee basis to act on behalf of Tenant with regards to the forgoing rights to review the property invoices and Landlord shall have no obligation to allow any such representative paid on a contingency fee basis access to Landlord’s records. Notwithstanding anything contained in this Lease to the contrary, Tenant agrees that Tenant’s sole remedy pertaining to an error in the Landlord’s Operating Expenses Statement shall be for the recovery from Landlord an amount equal to the amount overpaid by Tenant, and Tenant waives any right to terminate this Lease as a result of any such error in the Landlord’s Operating Expenses Statement which Tenant may have under law or equity. 7. Security Deposit. Tenant shall pay Landlord the Security Deposit upon execution of this Lease as security for the performance of Tenant's obligations. The Security Deposit is not an advance rental deposit, or a measure of Landlord's damages arising from an Event of Default (as hereinafter defined). Upon any Event of Default, Landlord may use the Security Deposit to satisfy Tenant’s obligations under this Lease, without prejudice to any other remedy provided herein or by law. Tenant shall pay Landlord, no later than 10 days from written notice to Tenant, an amount that will restore the Security Deposit to the amount required under this Lease. Landlord's obligation with respect to the Security Deposit is that of a debtor, not a trustee. The Security Deposit shall be the property of Landlord, and any remaining amount of the Security Deposit shall be paid to Tenant no later than 30 days after Tenant has vacated the Premises and Tenant's obligations under this Lease have been fulfilled. Landlord shall not be required to keep the Security Deposit separate from its general accounts, and no interest shall accrue thereon. Tenant waives any

- 5 - limitations set forth in California Civil Code Section 1950.7 limiting the use to which a security deposit may be applied. Landlord shall be released from any obligation with respect to the Security Deposit upon transfer of this Lease, the Premises, and the Security Deposit to a person or entity assuming Landlord's obligations and, except as waived above, otherwise in compliance with California Civil Code Section 1950.7. Landlord and Tenant hereby acknowledge that Landlord currently holds a certain security deposit in the amount of USD$313,817.50 (“Other Security Deposit”) under that certain AIR Commercial Real Estate Association Standard Industrial/Commercial Single-Tenant Lease – Net between Landlord’s predecessor-in-interest FHL Group, a California corporation and Tenant dated February 1, 1994, as amended by that certain (i) First Amendment to Lease dated August 20, 2008, (ii) Second Amendment to Lease dated September 2, 2008, and (iii) Third Amendment to Lease dated December 20, 2013, including all addendums attached thereto (collectively, the “Prior Lease”), and upon the Commencement Date of this Lease, the Other Security Deposit, or portion thereof as described herein, shall be transferred by Landlord under this Lease and shall become the Security Deposit under this Lease. Notwithstanding the foregoing, prior to the Commencement Date of this Lease, Landlord and Tenant shall perform a walkthrough of the Premises for purposes of inspecting the Premises for any damages which are Tenant’s responsibility to repair, at Tenant’s sole cost and expense, under the Prior Lease and which Tenant will require to put into good condition prior to the surrender of the Premises at the end of the Lease Term in accordance with the terms of the Prior Lease (collectively, “Commencement Date Inspection”). 8. Utilities. Tenant shall pay the appropriate utility provider directly for all separately metered or contracted utilities, including water, gas, sewer, and electricity serving the Premises, along with any taxes, penalties, or surcharges related thereto. Notwithstanding the foregoing, upon prior written notice to Tenant, and provided that: (i) such utilities are priced at the lower of (a) the local utility provider rates, or (b) Tenant’s negotiated or discount rates for such utility service at the Premises, and (ii) that there is no reduction of service levels for such utilities from the service levels as of the date of Landlord’s written notice to Tenant of the Landlord transfer, Landlord may transfer utility accounts held by Tenant at the Premises to the name of Landlord, or an appointed intermediary of Landlord. In the event Landlord transfers the utility accounts, Landlord shall timely pay all invoices to such utility service providers. Tenant shall reimburse Landlord, or Landlord’s appointed intermediary, for the utility services consumed at the Premises no later than thirty (30) days from receipt of an invoice for such utility services, which shall include units consumed at the Premises during such billing period. In the event that Landlord installs solar panels at the Building, Tenant and Landlord may agree to either (i) separately meter Tenant’s electricity consumption at the Building utilizing the electricity generated by the solar panels, or (ii) enter into a separate solar power purchase agreement or amendment to this Lease memorializing the terms of Tenant’s electricity consumption utilizing the solar power generated by the solar panels at the Building, provided, however, that in either event, such costs of electricity will be priced at, or below, the rate charged by Tenant’s current electricity provider, So Cal Edison. Notwithstanding anything to the contrary contained herein, Landlord and Tenant agree to cooperate in good faith to (i) ensure and comply with the requirements of this Section 8, including, without limitation, the negotiation of rates for utility services, and (ii) facilitate Tenant’s operations resulting from Landlord’s installation of the solar panels, including, without limitation, Tenant’s backup generators. 9. Taxes. Landlord shall pay all taxes, assessments, governmental charges, fees or payments to a governmental authority in lieu of taxes, and reasonable fees payable to tax consultants and attorneys for consultation and contesting taxes that accrue during the Lease Term against the tax parcel on which the Premises is located (collectively, "Taxes") which shall be included as part of the Operating Expenses charged to Tenant. In addition, Taxes shall include all capital levies, or other taxes assessed upon the rent payable to Landlord under this Lease, and any franchise tax, excise, use, margin, transaction, sales or privilege tax, assessment, levy or charge measured by or based upon such rent, or the value of the Premises and/or the Project; provided, however, in no event shall Tenant be liable for (x) any income taxes, gross revenue, margin, profit, inheritance, estate, succession, gift or franchise taxes, or (y) any tax, assessment, charge or levy imposed or levied upon or assessed against any property of Landlord other than the Project or any income to, or business activity of, Landlord imposed on Landlord unless in the case or (x) or (y) such taxes are in substitution for any Taxes. If any tax is levied or assessed directly against Tenant, or results from any Tenant-Made Alterations (defined below), property, contents, or fixtures placed in the Premises by Tenant, then Tenant shall pay such tax directly to the taxing authority, even if levied or assessed against Landlord. Under no circumstance shall Tenant have responsibility for interest or penalties to the extent arising from or out of Landlord’s failure to make timely payment of Taxes. 10. Insurance. During the Lease Term, Landlord shall maintain all risk property insurance covering the replacement of the Building and commercial general liability insurance, which insurance shall be primary and non-contributory and name Tenant as an additional insured. Landlord’s insurance may be included in a blanket policy or captive insurance program. All insurance premiums incurred by Landlord with respect to the Project shall be included in Operating Expenses. Tenant will not use the Premises in any manner that would void Landlord's insurance. During the Lease Term, Tenant shall maintain the following insurance policies at Tenant’s expense and without limiting Tenant’s liability under this Lease: (a) commercial general liability, on an occurrence basis, having a minimum limit of $2,000,000 per occurrence naming Landlord, Prologis, Inc., and its property manager as additional insureds; (b) all-risk property covering the full replacement cost of all property and improvements placed in the Premises or the Project by, or on behalf of, Tenant; (c) workers’ compensation as required by the applicable state statute which shall include a waiver of subrogation in favor of Landlord Parties; (d) employers liability of not less than $1,000,000, and (e) business automobile liability having a combined single limit of not less than $2,000,000 per occurrence insuring Tenant against liability arising out of the ownership, maintenance, or use of any owned, hired or non-owned

- 6 - vehicles. Tenant’s insurance shall provide primary and non-contributory coverage to Landlord Parties with respect to Tenant’s indemnity obligations under this Lease. Tenant’s insurance requirements may be satisfied by a combination of primary and excess policy limits or an umbrella policy. Tenant shall provide Landlord with certificates of such insurance prior to Tenant taking possession of the Premises, and thereafter prior to the expiration of the insurance coverage, or 3 days following Tenant’s receipt of Landlord’s request. The all-risk property insurance obtained by Landlord and Tenant shall include a waiver of subrogation in connection with any insured loss by the insurers and all rights based upon an assignment from its insured, against Landlord, or its agents, employees, contractors, or property manager (collectively the “Landlord Parties”), or Tenant, its agents, employees, contractors, subtenants, assigns, or invitees (collectively the “Tenant Parties”). No Landlord Parties or Tenant Parties shall be liable to any other, for any loss coverable by all risk property insurance, and each party waives claims against the Landlord Parties and Tenant Parties (as applicable) for such loss. Notwithstanding anything contained herein to the contrary, Tenant shall be responsible for all contents, owned or unowned, placed in the Premises by, or on behalf of, Tenant. The failure of either party to insure its property shall not void this waiver. The Landlord Parties and Tenant Parties waive (i) any claims against the other for business interruption loss from any cause whatsoever, including damage caused in whole or in part, directly or indirectly, by the negligent acts of the other party, or (ii) any claims against the other for commercial general liability from any cause whatsoever, including damage caused in whole or in part directly by the negligent acts of the other party, excluding claims resulting from a party’s gross negligence or willful misconduct. 11. Landlord's Repairs and Maintenance. Landlord shall repair, (i) at its expense and without pass through as an Operating Expense, the structural soundness of the Solar Roof, (ii) the roof membrane, the costs of which will be included in Operating Expenses, and (iii) any of the following installed by Landlord for Landlord’s benefit: any solar power systems now or hereafter existing at the Building or Project, battery storage facilities, electric vehicle charging facilities, any energy installation at the Project, the structural soundness of the foundation and the structural soundness of the exterior walls of the Building. The term "walls" as used in this Section shall not include windows, glass or plate glass, doors or overhead doors, store fronts, dock bumpers, dock plates or levelers, Landlord’s obligations for repair and replacements under this Lease shall expressly exclude any maintenance, repairs, or replacements which are the result of misuse or damage by Tenant Parties, or those that occur as the result from Tenant-Made Alterations or other improvements to the Premises completed by Tenant, and, subject to Sections 10 and 16, Tenant shall reimburse Landlord no later than thirty (30) days from demand the cost of any repair or replacement resulting from misuse or damage by Tenant Parties. Tenant shall promptly give Landlord written notice of any repair required by Landlord. 12. Tenant's Repairs. At Tenant's expense as provided in Section 6, Landlord shall maintain in good repair and condition the Non-Solar Roof (including the roof membrane), parking areas and other Common Areas of the Building. Subject to Landlord's obligations in Section 11 (without limitation, structural walls), and subject to Sections 10 and 16, Tenant, at its expense, shall maintain repair, and replace in good working order all areas, improvements and systems exclusively serving the Premises that are not the responsibility of Landlord, including, without limitation, dock and loading areas, dock doors, dock equipment, plumbing, water and sewer lines up to points of common connection, entries, doors, ceilings, windows, the heating, ventilation, and air conditioning units serving the Premises (the “HVAC”), and interior walls, which repair and replacement obligations include capital repairs whose benefit may extend beyond the Expiration Date. The HVAC systems serving the Premises shall be maintained at Tenant's expense pursuant to maintenance service contracts entered into by Tenant in accordance with Exhibit C to this Lease. The scope of services and contractors under such maintenance contracts shall be reasonably approved by Landlord. If Tenant fails to perform any Tenant maintenance, repair, or replacement required under this Lease within 30 days from written notice to Tenant, Landlord may perform such work and Tenant shall reimburse Landlord for such costs actually incurred by Landlord within 30 days after demand along with a 5% administrative fee. 13. Tenant-Made Alterations and Trade Fixtures. Tenant shall have the right to make alterations, additions, or improvements to the Premises ("Tenant-Made Alterations"), which are with respect to the interior of the Premises, do not impact the structure of the Building, and the cost of which does not exceed $250,000 in the aggregate during a calendar year, without Landlord's consent; provided Tenant provides Landlord with a written notice of such Tenant- Made Alterations containing reasonably complete information regarding such Tenant-Made Alterations. All other Tenant-Made Alterations shall require Landlord’s prior written consent, and reasonable approval of the plans, not to be unreasonably withheld, delayed or conditioned provided such alteration does not impact the structure of the Building, modify the exterior of the Building, or modify the utility or mechanical systems of the Project. Landlord shall use commercially reasonable efforts to respond within ten (10) business days to any request by Tenant for approval of any such Tenant-Made Alteration. Tenant shall be responsible to ensure that all Tenant-Made Alterations comply with Legal Requirements and are constructed in a good and workmanlike manner by reputable contractors. Tenant shall provide Landlord with the names of all contractors performing work or supplying materials prior to beginning construction, and Landlord may post notices of non-responsibility at the Premises. Tenant shall cause its contractor completing Tenant-Made Alterations to provide certificates of insurance for worker's compensation, including a waiver of subrogation in favor of Landlord Parties, and commercial general liability in an amount equal to USD$2,000,000, including a provision of additional insured status for Landlord Parties. Upon completion of any Tenant-Made Alterations, Tenant shall deliver to Landlord final lien waivers from all contractors and subcontractors who provided services for the Tenant-Made Alterations. Upon surrender of the Premises, Tenant shall remove all Tenant-Made Alterations and any improvements constructed by Tenant, unless Landlord notifies Tenant that they shall remain as Landlord's property. Tenant shall repair any damage resulting from such removal. Upon Tenant's

- 7 - written request, Landlord shall provide Tenant a list of Tenant-Made Alterations Landlord will allow to remain upon the Expiration Date. Notwithstanding the foregoing, Tenant may, without Landlord’s approval, Tenant may erect shelves, racking, machinery and trade fixtures in the Premises (collectively "Trade Fixtures"), provided such items: (a) do not overload the slab, (b) may be removed without damaging the slab or the Premises, and (c) comply with all Legal Requirements. Upon Lease termination, Tenant, at its expense, shall remove its Trade Fixtures and repair any damage to the Premises caused from such removal. Notwithstanding anything herein to the contrary, and provided that no Event of Default exists or would exist but for the passage of time, giving of notice, or both, Landlord shall contribute up to a maximum amount of USD$1,677,000.00 (the “TI Allowance”), towards the Tenant-Made Alterations to the Premises which can be capitalized by Landlord (as opposed to repairs and maintenance to the Premises), which payment shall be made by Landlord to Tenant within 30 days following (i) completion of the Tenant-Made Alterations, (ii) Landlord’s receipt of Tenant’s invoice substantiating the costs along with copies of vendor invoices summarizing work done, (iii) Landlord’s receipt of final lien waivers from all contractors and subcontractors who worked on the Tenant-Made Alterations, and (iv) Landlord’s receipt of a copy of the final construction permit approved by the applicable governing authority to the extent required for such Tenant-Made Alterations. Landlord shall be under no obligation to pay for any Tenant-Made Alterations to the Premises in excess of the TI Allowance. Further, such TI Allowance shall only be available for Tenant’s use for Tenant-Made Alterations from the Effective Date through December 31, 2026 (“TI Deadline”); provided, however, that there exists no Event of Default, and following Tenant’s completion of the work on Schedule 13 in compliance with this Lease and all Legal Requirements, Tenant may upon providing written notice to Landlord on or before the TI Deadline, elect to apply the remaining balance of the TI Allowance towards Base Rent accruing in the month immediately following Tenant’s notice to Landlord. 14. Signs. Tenant must obtain Landlord’s written consent for any exterior signage. Upon the Lease termination, Tenant, at its expense, shall remove all such signage and repair, paint, and/or replace any damaged building facia surfaces. Tenant, at its expense, shall comply with all Legal Requirements pertaining to such items. 15. Parking. Tenant may park operable vehicles in areas of the Project designated for non-reserved parking and may park operable vehicles and trailers overnight at the docks and designated truck and trailer parking areas for the Premises. Tenant shall not park vehicles or trailers in a manner that causes interference with the access to the parking lots and truck courts at the Project. Landlord shall not be responsible for enforcing Tenant's parking rights against any third parties. 16. Restoration. If at any time during the Lease Term the Premises is damaged by fire or other casualty event and such damage affects five percent (5%) or more of the Building’s square footage (the “Casualty Damage”) within 60 days after such event, Landlord shall notify Tenant of its reasonable estimate for restoration time (the "Restoration Notice"). If the restoration time is estimated to exceed 6 months, Landlord or Tenant may elect to terminate this Lease upon delivery of written notice to the other party no later than 30 days after delivery of the Restoration Notice. If neither party elects to terminate this Lease, or if Landlord estimates that restoration will take less than 6 months, then Landlord shall, subject to receipt of insurance proceeds, restore the Premises to substantially the same condition as it is in on the Effective Date, excluding any Tenant-Made Alterations and Trade Fixtures. Notwithstanding the foregoing, either party may terminate this Lease if the Casualty Damage occurred during the last year of the Lease Term and Landlord reasonably estimates that it will take more than one month to repair such damage. Commencing on the date of the Casualty Damage, Monthly Base Rent and Operating Expenses shall be abated from the date of Casualty Damage through the period of repair and restoration in the proportion of the Premises, if any, which is not usable by Tenant. Such abatement shall be the sole remedy of Tenant, and Tenant waives any right to terminate this Lease by reason of damage or casualty loss except as provided above. 17. Condemnation. If the entire Premises is permanently taken by right of eminent domain, or by a purchase in lieu thereof by any public authority under its power of condemnation or the threat thereof (each a "Taking" or "Taken"), then upon written notice by Landlord or Tenant, this Lease shall terminate and Monthly Base Rent and Operating Expenses shall be apportioned as of the date of the Taking. In the event (i) a Taking renders the Premises unsuitable for Tenant’s Permitted Use, (ii) more than thirty percent (30%) of the Premises is involved in a Taking as described in this Paragraph, or (iii) more than thirty percent (30%) of the parking spaces for the Building are Taken and not replaced by Landlord with other parking spaces in the Project proximate to the Building, and in each case the Taking, in Tenant's reasonable judgment, would materially interfere with or impair Tenant's operations at the Premises, then in any such event Tenant shall have the right to terminate this Lease by giving written notice of termination to Landlord prior to the date possession thereof is taken. If part of the Premises is Taken, and this Lease is not terminated, then this Lease shall be terminated with respect to the portion so Taken and Monthly Base Rent and Operating Expenses shall be proportionately reduced to the extent fair and reasonable under the circumstances. In the event of a Taking, Landlord shall be entitled to receive the entire purchase price or award from a Taking, and Tenant shall assign to Landlord Tenant's interest, if any, in such purchase price or award. Without diminishing Landlord's purchase price or award, Tenant shall have the right to make a separate claim against the Taking authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant. 18. Assignment and Subletting. Tenant shall not assign this Lease, sublease the Premises, or mortgage or pledge its leasehold interest in this Lease without Landlord’s prior written consent, except as provided below, and any attempt to do so shall, at Landlord’s option, either be an Event of Default or be voidable at the option of Landlord.

- 8 - In determining whether to grant, delay or condition its consent, Landlord may consider whether the intended use would adversely impact the value of the Building. Tenant shall provide Landlord the proposed assignee or sublessee’s name, a description of its business, its financial information, and such other information as Landlord may reasonably request. Any approved assignment or sublease shall be expressly subject to: (a) the terms and conditions of this Lease, and (b) revocable if there is an uncured Event of Default, either at the time of notice or as of the effective date of the assignment or sublease. In an Event of Default, Landlord may collect rent from any occupant of the Premises and apply the amount collected to the next installment of rent due under this Lease. For purposes of this Section, a transfer of the ownership interests controlling Tenant shall be deemed an assignment of this Lease unless the interests are publicly traded. Notwithstanding the above and without Landlord’s prior consent, Tenant may: (a) assign or sublet the Premises, or any part thereof, to any entity controlling Tenant, controlled by Tenant or under common control with Tenant (a "Tenant Affiliate"), or (b) provided no uncured Event of Default has occurred under this Lease, assign this Lease to any entity into which Tenant is merged or consolidated, or to any entity to which substantially all of Tenant’s assets are transferred, provided the following conditions are met: (x) such merger, consolidation, or transfer of assets is not principally for the purpose of transferring Tenant's leasehold estate, (y) such merger, consolidation, or transfer of assets does not adversely affect the legal existence of the Tenant hereunder, and (z) such merger, consolidation, or transfer of assets of Tenant does not materially reduce the tangible net worth of Tenant after giving effect to such transfer (“Permitted Transfer”). Tenant hereby agrees to give Landlord written notice thirty (30) days prior to a Permitted Transfer along with any documentation reasonably requested by Landlord related to the required conditions as provided above. This Lease shall be binding upon Tenant’s successors and assigns. Upon Landlord's receipt of Tenant's written notice of a desire to assign this Lease, or cumulatively sublet 51% or more the Premises (other than to a Tenant Affiliate), Landlord may terminate this Lease with respect to the area of the Premise described in Tenant's notice by giving written notice to Tenant within 30 days of Landlord’s receipt of such request. Notwithstanding any assignment or subletting (or any Landlord consent thereto), Tenant and any guarantor of Tenant's obligations shall remain liable for all of Tenant’s obligations under this Lease unless otherwise expressly agreed to in writing in advance by Landlord. In the event that the Monthly Base Rent due by a sublessee exceeds the Monthly Base Rent payable under this Lease, then Tenant shall pay to Landlord 50% of such excess within 30 days following receipt. If the Premises is subleased, or if the Premises are occupied by anyone other than Tenant, then Landlord may collect rent from such subtenant or occupant and, except to the extent set forth in the preceding sentence, apply the amount collected to the next installment rent payable hereunder. 19. Indemnification. a. Tenant agrees to indemnify, defend, and hold harmless, Landlord Parties from and against all losses, liabilities, damages, costs and expenses (including reasonable attorneys' fees) resulting from third party claims for personal injuries, or damage, theft, or loss of property occurring at the Project which arises from: (a) the use and occupancy of the Premises by Tenant Parties, or (b) any other act or omission of Tenant Parties or in connection with the breach or default in the performance of any obligation of Tenant under the Lease, except for the negligence or willful misconduct of Landlord Parties. The furnishing of insurance required hereunder shall not be deemed to limit Tenant's obligations under this Section. b. Landlord agrees to indemnify, defend, and hold harmless, Tenant’s agents, employees and contractors, from and against all losses, liabilities, damages, costs and expenses (including reasonable attorneys' fees) resulting from third party claims for personal injuries, or damage, theft, or loss of property occurring at the Project which arises from: (a) any activity, work, or thing done, permitted or suffered by Landlord or a Landlord Party at the Project or in connection with the breach or default in the performance of any obligation of Landlord under the Lease, or (b) any other act or omission of Landlord Parties, except for the negligence or willful misconduct of the Tenant Parties. The furnishing of insurance required hereunder shall not be deemed to limit Landlord's obligations under this Section. c. If a claim under the foregoing indemnity is made against the indemnitee which the indemnitee believes to be covered by an indemnitor's indemnification obligations hereunder, the indemnitee shall promptly notify the indemnitor of the claim and, in such notice shall offer to the indemnitor the opportunity to assume the defense of the claim within 10 business days after receipt of the notice (with counsel reasonably acceptable to the indemnitee). If the indemnitor timely elects to assume the defense of the claim, the indemnitor shall have the right to settle the claim on any terms it considers reasonable and without the indemnitee's prior written consent, as long as the settlement shall not require the indemnitee to render any performance or pay any consideration, and the indemnitee shall not have the right to settle any such claim. If the indemnitor fails to timely elect to assume the defense of the claim or fails to defend the claim with diligence, then the indemnitee shall have the right to take over the defense of the claim and to settle the claim on any terms the indemnitee considers reasonable. Any such settlement shall be valid as against the indemnitor. If the indemnitor assumes the defense of a claim, the indemnitee may employ its own counsel but such employment shall be at the sole expense of the indemnitee. If any such claim arises out of the negligence of both Landlord and Tenant, as determined by a final, non-appealable decision by any court having jurisdiction, the responsibility for such claim shall be allocated between Landlord and Tenant based on their respective degrees of negligence or pursuant to the terms of the final, non-appealable decision.

- 9 - d. The indemnity provisions in this Section do not cover claims arising from the presence or release of Hazardous Materials. 20. Inspection, Data, and Access. Landlord and its agents, representatives, lenders, investors, prospective buyers, consultants, and contractors may enter the Premises at reasonable times to inspect the Premises for any reasonable business purpose, and during the last year of the Lease Term, to show the Premises to prospective tenants. Landlord may grant easements, make public dedications, designate or modify common areas, and create restrictions affecting the Project (collectively, “Encumbrances”), provided that the Encumbrances do not materially or unreasonably interfere with Tenant's authorized use or occupancy of the Premises. Tenant agrees to execute any reasonable instruments as may be necessary for Encumbrances. Upon reasonable prior notice to Tenant, Landlord may install and maintain sensors and meters (collectively “Devices”) in the Premises for the purpose of collecting raw Building data regarding the operational efficiency of the HVAC, Roof, foundation and exterior walls, temperature, utility, and lighting usage (the “Data”). The Devices shall not: (a) materially interfere with Tenant's use or occupancy of the Premises, (b) include cameras, video, or voice recording devices, or (c) collect personal or employee data, or otherwise track or identify people, equipment, or inventory. Landlord shall own all rights, title and interest in all the Data collected from Devices. Upon request to Landlord, Tenant shall have the right to access and use the Data for its internal business purposes during the Lease Term. 21. Quiet Enjoyment. Absent any uncured Event of Default, Tenant shall have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord. 22. Surrender. Landlord and Tenant agree that Tenant shall surrender the Premises to Landlord, and Landlord agrees to accept the Premises substantially in accordance with Exhibit F attached hereto pursuant to the physical walkthrough inspection (“Surrender Condition Walkthrough”) performed by an authorized representative of Landlord and Tenant prior to the Effective Date. In the event Tenant fails to comply with the surrender obligations, Landlord may complete such work, and Tenant shall reimburse Landlord for the actual costs thereof no later than thirty (30) days following receipt of demand. Any outstanding Landlord or Tenant obligations under this Lease shall survive the termination of the Lease Term. 23. Holding Over. Possession of the Premises by Tenant after the termination of this Lease, shall be subject to immediate termination by Landlord, and all terms of this Lease shall be applicable during such holdover period except (a) any expansion, renewal, or similar option shall be null and void, and (b) Monthly Base Rent for the holdover period shall be 150% of Monthly Base Rent in effect immediately prior to the holdover period. In addition, Tenant shall be liable for all damages incurred by Landlord as a result of the holdover. Holdover shall not extend the Lease Term, and this Section shall not be construed as consent for Tenant to retain possession of the Premises. For purposes of this Section, “possession of the Premises” shall continue until Landlord has legal control over the Premises, all keys have been delivered, and Tenant has surrendered the Premises in the condition and repair as required in this Lease. 24. Events of Default. Each of the following shall be an event of default ("Event of Default") by Tenant: a) Failure by Tenant to pay any installment of Monthly Base Rent, Operating Expenses, or any other payment required within 10 days after the due date, and such failure continues for five (5) days after receipt of a notice of default in respect thereof; provided, however, the foregoing notice period shall not apply with respect to payments of Monthly Base Rent, Operating Expenses, or any other payment in the event that Landlord has previously sent a notice of failure to pay any Monthly Base Rent, Operating Expenses, or any other payment when due with respect to more than two (2) payments in any twelve (12) month period; and provided, further, that if Tenant shall not have received a notice from Landlord that Tenant shall have subsequently failed to make a timely payment of Monthly Base Rent, Operating Expenses, or any other payment at any time for twelve (12) consecutive months, then Tenant shall be entitled to the foregoing notice period set forth above with respect to Monthly base Rent, Operating Expenses, or any other payment. b) Tenant (i) makes an assignment for the benefit of creditors; (ii) commences any action to have an order for relief entered on its behalf as a debtor, or to adjudicate it as bankrupt, or insolvent, or seek reorganization, liquidation, or dissolution of it, or its debts, or seek an appointment of a receiver, trustee, custodian or similar official for it, or its property (collectively a "Proceeding for Relief"); (iii) becomes subject to an involuntary Proceeding for Relief which is not dismissed within 60 days of filing; or (iv) is dissolved or otherwise fails to maintain its legal existence. c) Any insurance required to be maintained by Tenant pursuant to this Lease shall be cancelled or terminated or shall expire or shall be reduced or materially changed, except, if the same is replaced in each case, as permitted in this Lease and no lapse in coverage occurred during such replacement process, or Tenant fails to timely deliver to Landlord any certificate of insurance as required under this Lease. d) Failure to comply with any other provision of this Lease for more than 30 days after Landlord has given Tenant written notice; provided, however, if such failure cannot reasonably be cured within such 30 day period then the same shall not be an Event of Default for so long as Tenant immediately undertakes, and thereafter continuously and diligently pursues a cure of such failure. If Tenant shall fail to so correct or cure, or so pursue the correction or cure of such failure, an Event of Default shall be deemed to have occurred hereunder without further notice or demand being required. e) The occurrence of any Event of Default otherwise specifically set forth in this Lease.

- 10 - Tenant agrees that any notice given by Landlord pursuant to this Section of the Lease shall satisfy the requirements for notice under California Code of Civil Procedure Section 1161, and Landlord shall not be required to give any additional notice in order to be entitled to commence an unlawful detainer proceeding. 25. Landlord's Remedies. For so long as any Event of Default continues, Landlord may at any time elect to: (a) terminate this Lease, (b) terminate Tenant's right of possession of the Premises (but Tenant shall remain liable as hereinafter provided), and/or (c) pursue any other remedies at law or in equity. Upon the termination of this Lease, or termination of Tenant's right of possession, Landlord may, without formal demand or notice except as required by Legal Requirements, re-enter the Premises by any action or proceeding authorized by law, and remove Tenant, and all persons and property therefrom. If Landlord re-enters the Premises, Landlord shall have the right to keep in place, or remove and store, all property at the Premises at Tenant’s expense. In the event Landlord delivers three notices of an Event of Default under this Lease in any twelve-month period, any subsequent failure to comply with this Lease shall be deemed an Immediate Event of Default. The term “Immediate Event of Default” shall mean Tenant has no cure period, and Landlord may immediately pursue all of its remedies. Except as otherwise provided in the next paragraph, if Tenant breaches this Lease and abandons the Premises prior to the end of the Lease Term, or if Tenant's right to possession is terminated by Landlord because of an Event of Default by Tenant under this Lease, this Lease shall terminate. Upon such termination, Landlord may recover from Tenant the following, as provided in Section 1951.2 of the Civil Code of California: (i) the worth at the time of award of the unpaid Base Rent, Operating Expenses, and other charges under this Lease that had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the reasonable value of the unpaid Base Rent, Operating Expenses, and other charges under this Lease which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonable avoided; (iii) the worth at the time of award by which the reasonable value of the unpaid Base Rent, Operating Expenses, and other charges under this Lease for the balance of the term of this Lease after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or that in the ordinary course of things would be likely to result therefrom. As used herein, the following terms are defined: (a) The "worth at the time of award" of the amounts referred to in Sections (i) and (ii) is computed by allowing interest at the lesser of 18 percent per annum or the maximum lawful rate. The "worth at the time of award" of the amount referred to in Section (iii) is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent; (b) The "time of award" as used in clauses (i), (ii), and (iii) above is the date on which judgment is entered by a court of competent jurisdiction; (c) The "reasonable value" of the amount referred to in clause (ii) above is computed by determining the mathematical product of (1) the "reasonable annual rental value" (as defined herein) and (2) the number of years, including fractional parts thereof, between the date of termination and the time of award. The "reasonable value" of the amount referred to in clause (iii) is computed by determining the mathematical product of (1) the annual Base Rent, Operating Expenses, and other charges under this Lease and (2) the number of years including fractional parts thereof remaining in the balance of the term of this Lease after the time of award. Tenant acknowledges and agrees that the term “detriment proximately caused by Tenant's failure to perform its obligations under this Lease” includes, without limitation, the value of any abated or free rent given to Tenant. Even though Tenant has breached this Lease and abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover rent as it becomes due. [This remedy is intended to be the remedy described in California Civil Code Section 1951.4, and the following provision from such Civil Code Section is hereby repeated: "The Lessor has the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign subject only to reasonable limitations)." Tenant shall immediately pay any such deficiency upon demand. Tenant agrees that Landlord may file suit to recover any sums as they become due. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect in writing to terminate this Lease for such previous breach. Landlord’s exercise of any remedies shall not be deemed an acceptance of surrender of the Premises and/or a termination of this Lease. Landlord’s failure to enforce its rights under this Lease strictly in accordance the terms hereof shall not modify this Lease or create a custom contrary to the specific provisions of this Lease. Tenant and Landlord further agree that forbearance or waiver by Landlord to enforce its rights pursuant to this Lease, or at law or in equity, shall not waive its rights or remedies in connection with any subsequent Event of Default. No waiver by Landlord of any Lease provision shall be effective unless in writing and signed by Landlord, even if Landlord accepts Tenant’s payments with knowledge of Tenant’s breach of the Lease. Tenant waives all right of redemption following termination of the Lease or Tenant’s right of possession by a judgment or warrant of any court. In the event Landlord exercises self-help, or lock-out, remedies as provided by law Tenant waives all claims against Landlord for business loss, business interruption, or any other damages resulting from Landlord's self-help or lock-out. The terms "enter," "re-enter," "entry" or "re-entry," as used in this Lease, are not restricted to their technical legal meanings. 26. Tenant's Remedies/Limitation of Liability. Landlord shall be in default of this Lease if Landlord fails to perform any of its obligations under this Lease within 30 days after written notice from Tenant specifying such failure (unless performance will, due to the nature of the obligation, require more than 30 days, then after a period of time reasonably necessary to cure such default) provided Landlord is diligently pursuing a cure of such failure. All obligations of Landlord shall be construed as covenants, not conditions; and, except as otherwise provided in this

- 11 - Lease, Tenant may not terminate this Lease for Landlord's breach of its obligations. The term "Landlord" shall mean only the then-current owner of the Premises, and in the event of an assignment of the Lease, the assignor shall be released and discharged from all obligations of Landlord under this Lease, and such obligations shall be binding during the Lease Term upon each new assignee for the duration of such owner's ownership. Any liability of Landlord shall be limited solely to its interest in the Project, and in no event shall any personal liability or recourse to any other property or assets of Landlord be asserted against Landlord. 27. Subordination. Tenant's interest and rights under this Lease shall automatically be subject and subordinate to any lien of an existing or future mortgage or any ground lease to which the Premises is subject, and all amendments, modifications, assignments and extensions thereof, subject to mortgagee providing Tenant with a commercially reasonable non-disturbance agreement. Tenant agrees, at the election and after notice of the holder of any mortgage, or lessor under any ground lease, to execute, acknowledge and deliver such instruments to confirm such subordination and attornment; provided that such subordination shall be conditioned upon Tenant’s receipt of a commercially reasonable non-disturbance agreement with respect to such holder of any mortgage. Any such holder may at any time subordinate its mortgage to this Lease, without Tenant's consent, by notice in writing to Tenant. The term "mortgage" whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances. Any reference to the "holder" of a mortgage shall be deemed to include the beneficiary under a deed of trust. Notwithstanding the preceding provisions of this Paragraph, this Lease and Tenant's interest in the Premises shall not be subordinate to any future mortgage or deed of trust on the Building, and Tenant shall not be obligated to execute an instrument subordinating this Lease or Tenant's interest in the Premises to any future mortgage or deed of trust on the Building, unless concurrently with such subordination the holder of such mortgage or deed of trust agrees in such instrument of subordination not to disturb Tenant's possession of the Premises (so long as no Event of Default exists under the Lease) in the event such holder acquires title to the Premises through foreclosure, deed in lieu of foreclosure or otherwise. 28. Mechanic's Liens. Tenant shall not allow any lien or encumbrance of any kind to be placed upon the Building as a result of services or materials provided to the Building at any Tenant Parties’ request. Tenant shall save and hold Landlord harmless from all actual loss, cost or expense based on or arising out of claims or liens asserted against the Building. Tenant shall give Landlord immediate written notice of any lien or encumbrance placed against the Building and cause the lien or encumbrance to be discharged, or bonded over, in a manner satisfactory to Landlord, within 20 days of the filing or recording thereof. If such a lien is filed, then Tenant shall, either (i) pay the amount of the lien and cause the lien to be released of record, or (ii) diligently contest such lien and deliver to Landlord a bond or other security reasonably satisfactory to Landlord in Landlord’s sole but reasonable discretion (without limitation, sufficient to cause a title insurance company to insure title to the Project free and clear of the lien). If Tenant fails to timely take either such action, then Landlord may pay the lien claim, and any amounts so paid, including expenses and interest, shall be paid by Tenant to Landlord within ten (10) days after Landlord has invoiced Tenant therefor. 29. Estoppel Certificates. Within 10 days following receipt of a written request from Tenant and Landlord (“Requesting Party”), the other party (“Requested Party”), shall executed and deliver to the Requesting Party, without cost to the Requested Party, an estoppel certificate in such form as the Requesting Party may reasonably request certifying: (a) that this Lease is in full force and effect and unmodified or stating the nature of any modification; (b) the date to which Base Rent and Operating Expenses have been paid; (c) that there are not, to Requested Party’s knowledge, any uncured defaults or specifying such defaults if any are claimed; and (d) any other matters or state of facts reasonably required respecting this Lease. 30. Environmental Requirements. Except for Tenant’s Use of Permitted Hazardous Materials pursuant to Exhibit E, Tenant shall not introduce, transport, store, use, generate, manufacture, or dispose of any Hazardous Material at the Premises, and shall use commercially reasonable efforts not to allow any party to introduce, transport, store, use, generate, manufacture, or dispose of Hazardous Materials at the Project, without Landlord's prior written consent except for Hazardous Materials contained in: (a) products used by Tenant in de minimis quantities for ordinary cleaning and office purposes; (b) forklift propane tanks, and (c) products stored by Tenant in their original, sealed, and unopened containers, Tenant, at its sole cost and expense, shall: (v) cause its operations at the Project to comply with all Environmental Requirements (as hereinafter defined), including all reporting obligations related to Tenant’s use or operations imposed by applicable Environmental Requirements (as hereinafter defined) in the capacity as “operator” of Tenant’s “facility” and the “owner” (as such terms are used in applicable Environmental Requirements) of all Hazardous Materials brought onto the Project by Tenant Parties, and the wastes, by-products, or residues generated, resulting, or produced therefrom, or extracted from the Project; (w) promptly inform and provide copies of any documentation relating in any way to Hazardous Materials at the Project which Tenant receives or sends; (x) promptly and diligently remediate in a manner satisfactory to Landlord’s reasonable requirements, any Hazardous Materials released on, or from, the Project by Tenant Parties; (y) promptly notify Landlord in writing of any spill, release, discharge, or disposal of any Hazardous Material in, on, or under the Project; and (z) promptly complete and deliver any disclosure or certification requested by Landlord concerning Tenant Parties’ transportation, storage, use, generation, manufacture or release of Hazardous Materials in, on, or about the Project. Tenant shall be strictly liable to Landlord for Tenant Parties’ transportation, storage, use, generation, manufacturing, disposal, or release of Hazardous Materials in violation of Environmental Requirements at the Project without regard to the fault or negligence of any other party. Notwithstanding any notice and cure periods provided herein, Tenant

- 12 - shall commence and diligently pursue its remediation obligations in accordance with this Section. Landlord and Landlord Parties shall not engage in any activity in or about Project which violates Environmental Requirements. The term "Environmental Requirements" means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders, or other similar enactments of any governmental authority or agency regulating or relating to health, safety, or environmental conditions, including the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder. The term "Hazardous Materials" means any substance, material, waste, pollutant, or contaminant regulated by any Environmental Requirements, asbestos, radioactive materials, and petroleum (including crude oil or any fraction thereof, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel or mixtures of natural gas and such synthetic gas). Tenant shall have no liability to Landlord as to Hazardous Materials on the Project which arose prior to Tenant’s initial possession of the Premises, or during Tenant’s possession of the Premises which were caused or permitted by any party other than Tenant, or Tenant Parties, or for Tenant’s disturbance of known existing Hazardous Materials, including, without limitation any ground water contamination, slag, clarifiers, or pollution plumes located outside of the Premises. Tenant shall indemnify, defend, and hold Landlord Parties harmless from and against any and all out-of-pocket losses, claims, demands, actions, suits, damages, costs and expenses (including reasonable attorney’s fees and any reduction in the value of the Project, provided that Landlord is able to establish via clear and convincing evidence that such reduction in the value of the Project directly resulted from Tenant’s or Tenant Parties’ action or inaction, as determined by an arbitrator or court having jurisdiction over the matter) actually incurred by Landlord which are brought or recoverable against, or suffered or incurred by Landlord as a result of: (a) any release of Hazardous Materials in violation of Environmental Requirements on, or from, the Project to the extent caused by Tenant Parties, or (b) Tenant Parties’ breach of, or noncompliance with this Section, regardless of whether Tenant had knowledge of such noncompliance. Tenant’s obligations under this Section shall survive the Expiration Date or earlier termination of this Lease. If Hazardous Materials are hereafter discovered at the Building, or Tenant has reasonable cause to believe that any Hazardous Materials caused by Landlord or Landlord Parties, or otherwise located in, under or about the Building, in violation of any Environmental Requirements, Tenant shall promptly give Landlord notice thereof, together with any statement, report, notice, registration, application, permit, business plan, license, claim, action, or proceeding given to Tenant, or received by Tenant from any governmental authority or private party concerning the presence, spill, release, discharge of, or exposure to, such Hazardous Materials at the Building during the Lease Term. If the presence of such Hazardous Materials is not the result of Tenant's use of the Building or any act or omission of Tenant or its agents, employees, contractors, subtenants or invitees, and the presence of such Hazardous Materials violates Environmental Requirements and results in any contamination, damages, or injury to the Building that adversely affects Tenant's occupancy or use of the Building or human health, Landlord shall promptly take commercially reasonable actions at its sole expense as are necessary to comply with Environmental Requirements in order to mitigate such Hazardous Materials condition to the extent Landlord is required by the Environmental Requirements. Notwithstanding anything herein to the contrary, if Landlord obtains a letter from the appropriate governmental authority that no further mitigation or remediation is required Landlord’s obligation to mitigate as provided in this paragraph shall be deemed satisfied. If Landlord’s inspection pursuant to Section 20 reveals noncompliance by Tenant with the provisions of this Section, Tenant shall reimburse Landlord within 30 days for the actual out-of-pocket cost of such inspection and testing. Landlord's receipt of a ‘clean’ environmental assessment shall in no way release Tenant from its obligations under this Section or constitute a waiver by Landlord of its rights and remedies herein. 31. Rules and Regulations. Tenant shall comply with all rules and regulations reasonably established by Landlord covering use of the Project. The current rules and regulations are attached hereto as Exhibit B, which may be supplemented from time to time in a reasonable and non-discriminatory manner by Landlord. Except with respect to any Landlord Party, Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project. 32. Force Majeure. Neither Landlord nor Tenant shall be responsible for delays and periods for performance of its obligations hereunder shall be extended for a period equivalent for the period of such delay, whether foreseen or unforeseen, caused by labor disputes, acts of God, inability to obtain labor or materials, governmental restrictions or regulations or delay in issuance of permits, pandemic, enemy or hostile governmental action, civil commotion, casualty, and other causes beyond the reasonable control of Landlord or Tenant, as the case may be (collectively, “Force Majeure"); provided Force Majeure shall not apply to monetary obligations. 33. Entire Agreement. This Lease constitutes the entire agreement of Landlord and Tenant with respect to the subject matter hereof. Any prior agreements, promises, negotiations, or representations are superseded by this Lease. This Lease may only be amended in writing signed by both parties. 34. Severability. If any clause of this Lease is deemed to be illegal, invalid or unenforceable under present or future laws, then it is the intention of the parties that such clause be replaced with a valid clause of similar meaning and that the remainder of this Lease shall not be affected.

- 13 - 35. Brokers. Each party represents and warrants to the other that it has not dealt with any broker or agent in connection with this transaction, other than Landlord Broker and Tenant Broker, if any, set forth in Section 1 of this Lease. Each party agrees to defend, indemnify and hold the other harmless from and against any claims by any other broker or agent claiming a commission or other form of compensation by virtue of having dealt with the indemnifying party with regard to this Lease. 36. Miscellaneous. a) TIME IS OF THE ESSENCE AS TO THE PERFORMANCE OF TENANT'S AND LANDLORD’S OBLIGATIONS UNDER THIS LEASE. b) Any payments or charges due from Tenant to Landlord shall be considered additional rent for all purposes of this Lease. c) All Lease notices shall be in writing and sent to the applicable party as set forth in Section 1 by registered or certified mail, return receipt requested, or by a reputable national overnight courier service, postage prepaid, or hand delivery. Either party may, upon written notice, change its notice address(es). Notice shall be deemed given upon delivery or refusal of delivery except where otherwise provided herein. d) Where approval or consent is required of either Landlord or Tenant, such approval or consent shall not be unreasonably withheld, conditioned or delayed except as otherwise provided herein, or as otherwise required by law. e) At Landlord's request, Tenant shall furnish Landlord with true and complete copies of its most recent financial statements. f) Neither this Lease, nor a memorandum of lease, shall be recorded by Tenant. g) The laws of the state in which the Project is located shall govern the construction and interpretation of this Lease, without regards to any principles of conflicts of laws. The rule of construction that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments to this Lease. h) Landlord’s submission of this Lease shall not constitute an option to lease the Premises, nor be binding or confer any right or impose any obligations upon either party until execution and delivery of this Lease by both parties. i) The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope, intent, or any provision of this Lease, or in any way affect the interpretation of this Lease. j) All exhibits and addenda attached hereto are incorporated into, and made a part of, this Lease. In the event of any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control. k) Except as otherwise provided herein, any amount not paid by Tenant when due shall bear interest from such due date until paid in full at the lesser of the highest rate permitted by applicable law or 15% per year. l) In the event either party initiates litigation to enforce the terms and provisions of this Lease, the non- prevailing party (as determined in a court having jurisdiction over the matter) shall reimburse the prevailing party for its reasonable attorney's fees, filing fees, and court costs. The phrase “prevailing party” includes a party who substantially receives the relief desired whether by dismissal, summary judgment, or otherwise. m) Landlord shall have the right to place energy installations, including, but not limited to, solar systems, battery storage facilities, and electric vehicle charging facilities, on the Building or the Project, or to enter into a lease allowing a third party the right to install and operate an energy installation on the Building or the Project; provided such energy installation does not unreasonably and adversely impact Tenant’s use of the Premises, or result in additional costs to Tenant. Tenant waives all rights to any environmental attributes or incentives resulting from an energy technology installation. Tenant hereby waives all rights to, and agrees and acknowledges that Landlord shall retain the exclusive right to the use of the exterior of the Building and Project for any signage purposes, virtual or otherwise except as provided otherwise in this Lease provided that such signage does not adversely impact Tenant’s signage at the Building and provided that Landlord will not install its signage immediately adjacent to Tenant’s signage. Landlord may request, and Tenant shall deliver to Landlord, data regarding Tenant’s utility usage at the Premises as required by law or to provide, maintain, improve, and keep in good working order the Project. Tenant can satisfy this requirement by either: (a) providing written consent for Landlord to obtain the information directly from the utility company, or (b) providing the data to Landlord in an electronic format reasonably acceptable to Landlord. n) This Lease may be executed in multiple counterparts, each of which shall be considered an original, but all of which shall constitute one and the same agreement. The signature of a party transmitted electronically (e.g., e-signature) or by facsimile, PDF and/or other electronic image file format shall constitute and have the same force and effect as the original signature of the party. Following execution, a PDF (or similar image file format) of this entire agreement (whether signed electronically or in ink) shall be considered to be the original agreement for all purposes. o) In the event the Building or Project is subject to mandated building performance standards, energy benchmarking ordinances, or any similar Legal Requirements which intend to regulate the energy usage or emissions at the Building (collectively “Energy Requirements”), and Tenant’s use and operations at the Building or Project causes Landlord to incur a penalty, fine, or fee as a result of non-compliance with such Energy Requirement, Tenant shall reimburse Landlord for such penalty, fine, or fee no later than 30 days following receipt of an invoice for such amount. In the event the Premises is ever less than the entire area of the Building, Tenant’s obligation to reimburse Landlord for such penalty, fine, or fee shall be calculated based on the proportionate share of such penalty, fine, or fee which is attributable to Tenant’s use and operations at the Building as reasonably determined by Landlord. p) The term “days” shall mean calendar days unless otherwise specified.

- 14 - q) Landlord makes the following statement based on Landlord’s actual knowledge in order to comply with California Civil Code Section 1938: The Building and Premises have not undergone an inspection by a Certified Access Specialist (CASp). A CASp can inspect the subject Premises and determine whether the subject Premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject Premises, the Landlord may not prohibit the Tenant from obtaining a CASp inspection of the subject Premises for the occupancy or potential occupancy of the Tenant, if requested by the Tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the Premises. Landlord and Tenant hereby agree that a Tenant-requested CASp inspection shall be at Tenant’s sole cost and expense and that the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the Premises shall be governed by Section 4 of the Lease. r) Landlord and Tenant each represents to the other that: (i) neither it, nor any person or entity that directly owns a 10% or greater equity interest in it nor any of its officers, directors or managing members is a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury, including those parties names on the OFAC’s Specially Designated and Blocked Persons List and those covered pursuant to Executive Order 13224 signed on September 24, 2001, entitled “Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism, or other governmental action; and (ii) its activities do not violate the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001 or USA Patriot Act, or the regulations or orders promulgated thereunder (as amended from time to time). 37. WAIVER OF JURY TRIAL. TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (IN CONTRACT, TORT, OR OTHERWISE), BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO. [REMAINDER OF PAGE INTENTIONALLY BLANK; SIGNATURE PAGE FOLLOWS]

- 15 - IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the Effective Date. TENANT: VIRCO MFG. CORPORATION a Delaware corporation By: _________________________________ Name: _________________________________ Title: _________________________________ LANDLORD: STARBOARD DISTRIBUTION CENTER, LLC a Delaware limited liability company By: Authorized Person __________________________________ Robert B. Antrobius, Senior Vice President of Prologis, Inc., a Maryland corporation

- 16 - EXHIBIT A: SITE PLAN Solar Roof Future Landlord installation of roof top solar, estimated to occur in the calendar year 2025.

- 17 - EXHIBIT B: PROJECT RULES AND REGULATIONS 1. The sidewalk, entries, and driveways of the Project shall not be obstructed by Tenant, or its agents, or used by them for any purpose other than ingress and egress to and from the Premises. 2. Tenant shall not place any property in the parking areas, landscaped areas, or other areas outside of its Premises, or on the Roof of the Building. 3. No animals shall be allowed in the Building except for service dogs. 4. Tenant shall not install or operate any steam or gas boiler. The use of oil, gasoline or flammable liquids for heating, lighting is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Project. 5. Parking any type of recreational vehicles or boats is specifically prohibited at the Project. Parking any cars or trucks inside of the Building is specifically prohibited. In no event shall any inoperable vehicles be parked at the Project nor shall any "For Sale" sign be displayed for any vehicle. No repair, maintenance or washing of vehicles shall take place on the Project. All vehicles shall be parked in designated parking areas in conformity with all signs and other markings. In the event of a failure to comply with any of the parking requirements in this Lease (a “Parking Default”) which continues for more than 3 days from Landlord’s demand to cease such Parking Default, Landlord may, in addition to any other rights, cause the non-compliant vehicles to be towed at Tenant’s cost without liability to Landlord, and Landlord may hire a parking management company to enforce these parking terms, and Tenant shall reimburse Landlord for all costs incurred with respect to such Parking Default no later than thirty (30) days from receipt of an invoice for such amount. 6. Tenant shall use commercially reasonable efforts to maintain the Premises free from rodents, insects and other pests. 7. Landlord reserves the right (but not the obligation) to exclude or expel from the Project any person who is intoxicated or under the influence of liquor or drugs, or should harass or threaten, verbally or physically Landlord’s employees, contractors, other occupants, or who otherwise violate the Rules and Regulations. 8. All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept closed at all times and in the designated trash enclosure areas. 9. The Premises shall not be used for lodging, sleeping or cooking (other than kitchenette or break room use) or for any immoral or illegal purposes. No gaming devices shall be operated in the Premises. 10. Tenant shall not permit recreational or medical marijuana to be grown, sold, dispensed, or consumed on the Premises or Project. 11. Tenant shall not permit smoking in any interior area of the Premises. 12. Prior to accessing the Roof of the Building, Tenant shall provide notice to Landlord of the date of such requested access. When accessing the Roof of the Building, Tenant shall follow all Legal Requirements, including OSHA requirements, and use all reasonable and appropriate precautions to ensure safety of such Tenant Parties. 13. Tenant shall not use any part of the Premises to store or in any other way handle firearms, firearms accessories or ammunition.

- 18 - EXHIBIT C: HVAC MAINTENANCE CONTRACT Tenant agrees to enter into and maintain through the Lease Term, a regularly scheduled preventative maintenance/service contract for servicing all hot water, heating and air conditioning systems and equipment within the Premises. Landlord requires a qualified HVAC contractor perform this work. The service contract must become effective within 30 days of occupancy, and Tenant shall provide Landlord with a copy of such service contract within such 30-day period. Service visits shall be performed on a quarterly basis. Tenant shall send the following list to a qualified HVAC contractor to be assured that these items are included in the maintenance contract: 1. Adjust belt tension; 2. Lubricate all moving parts, as necessary; 3. Inspect and adjust all temperature and safety controls; 4. Check refrigeration system for leaks and operation; 5. Check refrigeration system for moisture; 6. Inspect compressor oil level and crank case heaters; 7. Check head pressure, suction pressure and oil pressure; 8. Inspect air filters and replace when necessary; 9. Check space conditions; 10. Check condensate drains and drain pans and clean, if necessary; 11. Inspect and adjust all valves; 12. Check and adjust dampers; and 13. Run machine through complete cycle.

- 19 - EXHIBIT D: ONE RENEWAL OPTION AT MARKET (BASEBALL ARBITRATION) (a) Provided that as of the time of the giving of the Extension Notice (as hereinafter defined) and the Commencement Date of the Extension Term (as hereinafter defined), (x) Tenant is the Tenant originally named herein, (y) subject to the terms of this Lease, Tenant actually occupies all of the Premises initially demised under this Lease and any space added to the Premises, and (z) no Event of Default exists or would exist but for the passage of time or the giving of notice, or both; then Tenant shall have the right to extend the Lease Term for an additional term of sixty (60) months (such additional term is hereinafter called the "Extension Term") commencing on the day following the expiration of the Lease Term (hereinafter referred to as the "Commencement Date of the Extension Term"). Tenant shall give Landlord notice (hereinafter called the "Extension Notice") of its election to extend the term of the Lease Term at least nine (9) months, but not more than twelve (12) months, prior to the scheduled expiration date of the Lease Term. (b) The Base Rent payable by Tenant to Landlord during the Extension Term shall be the then prevailing market rate for comparable space in the Project and comparable buildings in the vicinity of the Project entered into on an arm’s length basis for similar buildings with comparable characteristics, including, comparable lease terms, age, condition, quality, and classification, in addition to taking into account the size of the Lease, the length of the renewal term, market escalations and the credit of Tenant. The Base Rent shall not be reduced by reason of any costs or expenses saved by Landlord by reason of Landlord's not having to find a new tenant for such premises (including, without limitation, brokerage commissions, costs of improvements, rent concessions or lost rental income during any vacancy period). The arbitration process described below shall be limited to the determination of the Base Rent and shall not affect or otherwise reduce or modify the Tenant's obligation to pay or reimburse Landlord for such Operating Expenses and other reimbursable items. (c) Within 30 days of receipt of Tenant’s Extension Notice, Landlord shall notify Tenant of its determination of the Fair Market Rent (which shall be made in Landlord's sole but reasonable discretion and shall in any event be not less than the Base Rent in effect as of the expiration of the Lease Term) for the Extension Term, and Tenant shall advise Landlord of any objection to Landlord’s determination of Fair Market Rent within twenty (20) days of receipt of Landlord's notice. Failure to respond within the 20-day period shall constitute Tenant's acceptance of such Fair Market Rent. If Tenant objects to the Landlord’s determination of Fair Market Rent, Landlord and Tenant shall commence negotiations in good faith, but without any obligation to agree, to determine the Fair Market Rent within 30 days of Landlord's receipt of Tenant's notice of objection. If the parties cannot agree on the Fair Market Rent during such period, despite good faith efforts, then the Lease Term shall not be extended and shall terminate on its scheduled Expiration Date and Tenant shall have no further right hereunder or any remedy by reason of the parties' failure to agree unless Tenant or Landlord invokes the arbitration procedure provided below to determine the Fair Market Rent. (d) Arbitration to determine the Fair Market Rent shall be in accordance with the Real Estate Valuation Arbitration Rules (Expedited Procedures) of the American Arbitration Association (or any successor organization, “AAA”), except that the provisions of this Paragraph (e) shall supersede any conflicting or inconsistent provisions of said rules. Unless otherwise required by state law, arbitration shall be conducted in the metropolitan area where the Project is located by a single arbitrator unaffiliated with either party who is licensed in the State of California and has a SIOR designation, and having not less than ten (10) years’ experience that includes industrial commercial real estate in the South Bay Cities region in the State of California. Either party may elect to arbitrate by sending written notice to the other party and the Regional Office of the American Arbitration Association within five (5) business days after the 30-day negotiating period provided in Paragraph (d) above, invoking the binding arbitration provisions of this paragraph. If the parties fail to agree on an arbitrator within twenty-one (21) days after either party first requests arbitration, then either Landlord or Tenant may request the AAA to appoint an arbitrator who shall be impartial within twenty-one (21) days of such request and both parties shall be bound by any appointment so made. The arbitrator shall subscribe and swear to an oath fairly and impartially to determine such dispute. The arbitrator shall schedule a hearing for a date that is within twenty-one (21) days after the appointment of the arbitrator where the parties and their advocates shall have the right to present evidence, call witnesses and experts and cross-examine the other party’s witnesses and experts. Within seven (7) days after such hearing, the arbitrator shall render his or her determination of the Fair Market Rent in writing, which determination must be equal to Landlord's proposal or the Tenant's proposal and may not compromise between the two. The determination of the arbitrator shall be final and binding upon the parties. Notwithstanding any other provision herein, the Fair Market Rent determined by the arbitrator shall not be less than, and the arbitrator shall have no authority to determine a Fair Market Rent less than, the Base Rent in effect as of the Expiration Date of the Lease Term. The cost of the arbitration shall be paid by Tenant if the Fair Market Rent is equal to Landlord’s proposal and by Landlord if the Fair Market Rent is equal to Tenant’s proposal, or the cost of the arbitration shall be borne equally by the parties if otherwise determined. If the arbitrator has not determined the Fair Market Rent as of the Expiration Date of the Lease Term, Tenant shall pay 105 percent of the Base Rent in effect under the Lease as of the Expiration Date of the Lease Term until the Fair Market Rent is determined as provided herein. Upon such determination, Landlord and Tenant shall make the appropriate adjustments to the payments between

- 20 - them within thirty (30) days from such determination. The arbitrator shall not have the power to add to, modify or change any of the provisions of this Lease. (e) The parties consent to the jurisdiction of any appropriate court to enforce the arbitration provisions of this Exhibit D and to enter judgment upon the decision of the arbitrator. (f) Except for the Base Rent as determined above, Tenant's occupancy of the Premises during the Extension Term shall be on the same terms and conditions as are in effect immediately prior to the expiration of the initial Lease Term; provided, however, Tenant shall have no further right to extend the Lease Term pursuant to this Exhibit D or to any allowances, credits or abatements or options to expand, contract, renew or extend the Lease. (g) If Tenant does not send the Extension Notice within the period set forth in Paragraph (a), Tenant's right to extend the Lease Term shall automatically terminate. Time is of the essence as to the giving of the Extension Notice and the notice of Tenant's objection under Paragraph (d). (h) Landlord shall have no obligation to refurbish or otherwise improve the Premises for the Extension Term. The Premises shall be tendered on the Commencement Date of the Extension Term in "as-is" condition. (i) If the Lease is extended for the Extension Term, then Landlord shall prepare and Tenant shall execute an amendment to the Lease confirming the extension of the Lease Term and the other provisions applicable thereto. (j) If Tenant exercises its right to extend the term of the Lease for the Extension Term pursuant to this Exhibit, the term "Lease Term" as used in the Lease, shall be construed to include, when practicable, the Extension Term except as provided in (g) above.

- 21 - EXHIBIT E: STORAGE AND USE OF PERMITTED HAZARDOUS MATERIALS 1. Permitted Hazardous Materials and Use. Tenant has requested Landlord's consent to Use (hereinafter defined) the Hazardous Materials listed below in its business at the Project (the "Permitted Hazardous Materials"). Landlord hereby consents to the Use of the Permitted Hazardous Materials subject to the terms of this Exhibit. Any Use of the Permitted Hazardous Materials in, on, or about the Project shall be done in a manner consistent with good engineering practice and in compliance with all Environmental Requirements. Permitted Hazardous Materials (including maximum quantities): Tenant to complete types, quantifies and Use for review of Landlord Environmental Department – if left incomplete, Exhibit is “not applicable”: None, except for those used in office and cleaning supplies that are used in the ordinary course in de minimis amounts. Use. The generation, receipt, maintenance, treatment, manufacturing, storage, use, process, transportation, or disposal (the "Use") involving the Permitted Hazardous Materials are further described below [If limited to receiving and storage, so specify]: See above. 2. No Current Investigation. Tenant represents and warrants that it is not currently subject to an inquiry, regulatory investigation, enforcement order, or any other proceeding regarding the generation, use, treatment, storage, or disposal of a Hazardous Material. 3. Indemnification. Tenant's indemnity obligation under the Lease with respect to Hazardous Materials shall include indemnification for Tenant, or any of Tenant Parties (“Tenant Indemnitees”), Use of Hazardous Materials, or Tenant’s breach of obligations or representations with respect to Hazardous Materials or investigations with respect to Hazardous Materials set forth herein. Tenant shall be strictly liable to Landlord as a result of Tenant or any Tenant Indemnitees’ Use of Hazardous Materials without regard to the fault or negligence of any other party. 4. Disposal Upon Lease Termination. At the expiration or earlier termination of the Lease Term, Tenant, at its sole cost and expense, shall, in strict compliance with all applicable Environmental Requirements, to the extent they are the responsibility of Tenant or Tenant Indemnitees, and as applicable: (i) remove and dispose of any drums, containers, receptacles, structures, or tanks storing or containing (or which have stored or contained) Hazardous Materials and the contents thereof; (ii) remove, empty, and purge all underground and above ground storage tank systems, including connected piping, of all vapors, liquids, sludges, and residues; (iii) close out any permits, registrations, business plans, etc. with the relevant authorities; and (iv) complete the decontamination of any ventilation systems, structural elements, flooring, and other elements of the Project affected by such Use of Hazardous Materials. Tenant’s obligations under this Paragraph shall survive any expiration or termination of this Lease. 5. Additional Insurance. In addition to the insurance coverages required under this Lease, Tenant shall purchase environmental impairment liability insurance with coverage of not less than $2,000,000.00 per occurrence and in the aggregate with a deductible of not greater than $50,000.00, which such coverages shall insure against any contamination with or by any Hazardous Materials brought on to the Project by Tenant or any Tenant Parties and that the Project shall be restored as required by the Lease following any such contamination. Such policies shall insure Tenant and Tenant Indemnitees, as the named insureds, and identify Landlord Parties as additional insureds, and Tenant shall provide Landlord with certificates of insurance reflecting the additional insurance upon request.

- 22 - EXHIBIT F: TENANT’S SURRENDER OBLIGATIONS PREMISES GENERALLY: Dock equipment and HVAC put in good working order (provided Tenant shall not be required to replace any such equipment that has reached the end of its useful life and was otherwise kept in good condition and repair during its useful life). MANUFACTURING AREA/ WEST BUILDING: * Fill all pits, channels to match the finished floor * Remove all elevated floors and match to finished floor *Repair all Spalling and holes in the floor the size of a baseball or larger *Remove automated track in floor and repair floor to match finished floor *Remove all Mezzanine structures installed by Lessee *Remove electrical conduit back to panel/sub panel *Remove crane-way and remove tracks if possible *Remove all fixtures and equipment, and repair floor as required *Sweep area clean WAREHOUSE AREA/ EAST BUILDING *Remove all racking and personal property, grind, repair and fill bolt holes with MM-80 or equivalent *Power trench will remain in place *Sweep area clean YARD AREA * Remove hazardous material storage area * Remove metal sheds and personal property *Sweep area clean

SCHEDULE 13: APPROVED TENANT-MADE ALTERATIONS 1. Restoration of sprinkler system 2. Repair of floor damage to the Premises